Crown Castle International

                                  Contacts:   W. Benjamin Moreland, CFO
                                              Jay Brown, VP Finance
                                              Crown Castle International Corp.
FOR IMMEDIATE RELEASE                         713-570-3000

                                              Ken Dennard/kdennard@drg-e.com
                                              Lisa Elliott/lisae@drg-e.com
                                              DRG&E
                                              713-529-6600

                       CROWN CASTLE INTERNATIONAL REPORTS
                       FOURTH QUARTER AND YEAR-END RESULTS

February 26, 2003 - HOUSTON, TEXAS - Crown Castle International Corp. (NYSE:CCI) today reported results for the fourth quarter and year-ended December 31, 2002.

     Total revenue for the fourth quarter of 2002 was $228.0 million, compared to $238.2 million for the fourth quarter of 2001. Site rental and broadcast transmission revenue for the fourth quarter of 2002 increased 15.0 percent to $179.3 million, up from $155.9 million for the same period in 2001. Net loss (after deduction of dividends on preferred stock and net of gains on repurchases of preferred stock) improved to $4.2 million for the fourth quarter of 2002 from a net loss of $123.3 million for the same period in 2001. Net loss for the fourth quarter is inclusive of $98.7 million in gains from the retirement of debt ($49.1 million gain) and preferred securities ($49.6 million gain). Fourth quarter loss per share was $(0.02) compared to a loss per share of $(0.57) in last year's fourth quarter. Net cash from operating activities for the fourth quarter of 2002 was $126.6 million, up from $53.2 million for the same period in 2001. Capital expenditures for the fourth quarter were $40.0 million, down from $122.0 million for the same period in 2001. Free cash flow, defined as cash from operating activities less capital expenditures, for the fourth quarter of 2002 was a source of cash of $86.6 million, an improvement from a use of cash of $68.8 million for the same period in the prior year. At December 31, 2002, cash and cash equivalents and liquid investments were $631.9 million.

     Total revenue for the full year 2002 was $901.5 million, compared to $899.0 million for the full year 2001. Site rental and broadcast transmission revenue for 2002 increased 17.7 percent to

$677.8 million, up from $576.0 million in 2001. Net loss (after deduction of dividends on preferred stock and net of gains on repurchases of preferred stock) improved to $252.9 million in 2002 from a net loss of $445.2 million for the full year 2001. Net loss for 2002 is inclusive of $178.5 million in gains from the retirement of debt ($79.1 million gain) and preferred securities ($99.4 million gain). The loss per share for 2002 was $(1.16), compared to a loss per share of $(2.08) for 2001. Net cash from operating activities for 2002 was $208.9 million, up from $131.9 million for 2001. Capital expenditures for 2002 were $277.3 million, down from $683.1 million in 2001. Free cash flow for 2002 was a use of cash of $68.3 million, an improvement from a use of cash of $551.2 million for 2001.

     Site rental and broadcast transmission gross margin, defined as site rental and broadcast transmission revenue less site rental and broadcast transmission cost of operations, increased 15.6 percent to $107.9 million, up $14.6 million in the fourth quarter of 2002 from the same period in 2001. For the full year 2002, site rental and broadcast transmission gross margin increased 20.9 percent to $407.8 million, up $70.6 million compared to 2001. Total general and administrative and corporate development expenses declined $13.2 million, or
11.5 percent in 2002 from 2001.

     US tower results for the fourth quarter of 2002 include the net positive impact of approximately $4.7 million for non-recurring revenue and expense items, consisting primarily of payments for lease terminations and the reimbursement of certain operating costs.

     "We achieved a significant milestone by producing positive free cash flow for the fourth quarter," stated John P. Kelly, CEO of Crown Castle. "Throughout 2002, our employees made gains on the four priorities we established at the beginning of the year of organic growth, margin expansion, prudent capital allocation and revenue extensions. Through their efforts, we achieved this important milestone. We are extremely proud of our successful launch on October 30, 2002 of Freeview, a new Digital Terrestrial Television network in the United Kingdom, which we expect will result in additional annual revenue of between $37.5 million and $41.0 million with an incremental margin of approximately 80%. The launch of this new media service clearly demonstrates the value of our infrastructure beyond leasing associated with wireless voice services."

     During the fourth quarter of 2002, Crown Castle developed 42 sites, 37 of which were developed under our agreement with British Telecom in the UK. On a broadband equivalent (BBE) basis, net of churn, Crown Castle added 746 new tenants during the fourth quarter, representing an annualized BBE co-location rate of 0.19 tenants per tower (including the 0.04 BBE negative impact of 129 terminated leases for which the company recorded $2.3 million in termination payments), on the 15,557 sites owned and managed at the beginning of the quarter. Annual same tower rental revenue growth during 2002 was 10.1 percent in the US, or $3,494 per US site, and 24.7 percent in the UK, or $5,065 per UK site, on the sites owned and operated by Crown Castle on December 31, 2001. In addition to the revenue from new wireless customers, and not included in the above metrics, Crown Castle added approximately $11,400 in annual revenue per UK site from its Freeview contracts.

     "The results for the fourth quarter of 2002 demonstrate the disciplined operations of our business units," stated W. Benjamin Moreland, CFO of Crown Castle. "We believe we are well on our way to producing sustained free cash flow this year, excluding the final acquisition payment for the BT sites in the UK. Further, we continue to enjoy a superior liquidity position in the tower industry, ending 2002 with over $1.1 billion in total liquidity, comprised of over $630 million in cash balances, up from $571 million last quarter after securities repurchases, and $477 million in availability under our senior credit facilities. Despite a challenging wireless market, we believe we have the liquidity and flexibility to take advantage of potential opportunities that may create long-term value for our shareholders."

     During the fourth quarter, Crown Castle retired approximately $154 million of senior notes and discount notes, approximately $90 million of preferred and convertible securities and approximately $2 million of common stock using approximately $135 million in cash. The majority of these purchases were outlined in Crown Castle's Form 10-Q for the third quarter 2002 in the footnote entitled "Subsequent Events."

OUTLOOK

     The following statements are based on current expectations and assumptions and assume a US dollar to UK pound exchange rate of 1.55 dollars to 1.00 pound and a US dollar to Australian dollar exchange rate of 0.50 US dollars to 1.00 Australian dollar. The following Outlook sections contain forward-looking statements, and actual results may differ materially. Information regarding potential risks which could cause actual results to differ from the forward-looking statements herein are set forth below and in the Company's filings with the Securities and Exchange Commission.

OUTLOOK FOR FIRST QUARTER 2003

     For the first quarter 2003, Crown Castle expects site rental and broadcast transmission revenue to be between $178 million and $182 million including the previously disclosed expiration of approximately $0.8 million of revenue from analog dispatch tenants. Crown Castle expects first quarter 2003 net cash provided by operating activities to be between $(15) million and breakeven. Crown Castle expects total capital expenditures to be between $30 million and $40 million excluding the final site acquisition payment of $78 million to BT during the first quarter 2003. Crown Castle anticipates the foregoing expectations will result in free cash flow for the first quarter 2003 of between $(125) million and $(110) million.

OUTLOOK FOR YEARS 2003 AND 2004

     For calendar year 2003, Crown Castle expects site rental and broadcast transmission revenue to be between $735 million and $760 million. Crown Castle projects total net cash provided by operating activities of between $140 million and $200 million for 2003. Crown Castle expects total capital expenditures to be between $95 million and $125 million excluding the final site acquisition payment of $78 million to BT during year 2003. Crown Castle expects free cash flow of between $(35) million and breakeven for 2003. Crown Castle's 2003 and 2004 projected net cash provided by operating activities assumes the effect of converting paid-in-kind interest to cash pay for the 10 5/8 percent, 10 3/8 percent, and 11 1/4 percent Senior Discount Notes and the 12 3/4 percent Senior Exchangeable Preferred Stock.

The following table sets forth Crown Castle's current 2003 to 2004 guidance (dollars in millions):

Guidance 2003 - 2004
--------------------

                                                       First Quarter   Full Year    Full Year
                                                           2003          2003         2004
                                                       -------------   ---------    ---------
Site rental and broadcast transmission revenue          178 to 182    735 to 760   765 to 820

Net cash provided by operating activities               (15) to 0     140 to 200   140 to 210

Capital expenditures                                      30 to 40     95 to 125    80 to 130

BT site acquisition                                          78           78           -

Free cash flow                                         (125) to (110) (35) to 0     50 to 80

UK site builds (# of sites)                               75 to 80     240 to 280  200 to 480

US site builds (# of sites)                                0 to 5       10 to 20     0 to 20

CONFERENCE CALL DETAILS

     Crown Castle has scheduled a conference call for Thursday, February 27, 2003 at 9:30 a.m. eastern time to discuss fourth quarter results and Crown Castle's Outlook. Please dial 303-262-2190 and ask for the Crown Castle call at least 10 minutes prior to the start time. A telephonic replay of the conference call will be available through March 6, 2003 and may be accessed by calling 303-590-3000 using pass code 519944. An audio archive will also be available on Crown Castle's website at www.crowncastle.com shortly after the call and will be accessible for approximately 90 days. For more information, please contact Karen Roan at DRG&E at 1-713-529-6600 or email karen@drg-e.com.

     Crown Castle International Corp. engineers, deploys, owns and operates technologically advanced shared wireless infrastructure, including extensive networks of towers and rooftops as well as analog and digital audio and television broadcast transmission systems. Crown Castle offers near-universal broadcast coverage in the United Kingdom and significant wireless communications coverage to 68 of the top 100 United States markets, to more than 95 percent of the UK population and to more than 92 percent of the Australian population. Crown Castle owns, operates and manages over 15,500 wireless communication sites internationally. For more information on Crown Castle, visit: www.crowncastle.com.

                                 ADJUSTED EBITDA

     This press release includes presentations of Adjusted EBITDA, which is a non-GAAP financial measure. Crown Castle defines Adjusted EBITDA as operating income (loss) plus depreciation and amortization, non-cash general and administrative compensation charges, asset write-down charges and restructuring charges. It is not intended as an alternative measure of operating results or cash flow from operations (as determined in accordance with generally accepted accounting principles). Further, our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

     In connection with the Sarbanes-Oxley Act, the Securities and Exchange Commission has recently adopted rules governing disclosure of non-GAAP financial measures such as Adjusted EBITDA. We are currently evaluating the impact of such rules, including new Regulation G.

                   IMPACT OF CHANGE IN ACCOUNTING FOR GOODWILL

     As discussed in previous releases, on January 1, 2002, Crown Castle adopted new accounting and disclosure requirements in accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets ("SFAS 142"). The most significant provision of SFAS 142 is that goodwill and other intangible assets with indefinite useful lives will no longer be amortized, but rather will be tested for impairment on an annual basis. As a result, Crown Castle's depreciation and amortization expense will decrease by approximately $60.6 million per year. If amortization of goodwill had not been recorded during the fourth quarter and full year of

2001, Crown Castle's net loss for those periods would have been $87.6 million ($0.50 per share) and $304.5 million ($1.79 per share), respectively.

     SFAS 142 requires that transitional impairment tests be performed at its adoption, and provides that resulting impairment losses for goodwill and other intangible assets with indefinite useful lives be reported as the effect of a change in accounting principal. Crown Castle has completed these initial impairment tests, and has determined that no impairment losses were to be recorded upon the adoption of SFAS 142.

            Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements and information that are based on management's beliefs as well as assumptions made by and information currently available to management. Such forward-looking statements include, but are not limited to, expectations, projections and estimates regarding (i) revenues and margins generated by Freeview, (ii) liquidity, (iii) currency exchange rates, (iv) revenues, (v) net cash provided by operating activities,
(vi) sites to be acquired and constructed, (vii) capital expenditures, and
(viii) free cash flow.

Although Crown Castle believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions, including but not limited to the success or failure of our efforts to implement our business strategy and the following:

     * Our substantial level of indebtedness could adversely affect our ability to react to changes in our business and limit our ability to use debt to fund future capital needs.

     * If we are unable to service our indebtedness, our indebtedness may be accelerated.

     * Our business depends on the demand for wireless communications, which may be lower or slower than anticipated.

     * The continuation of the current economic and telecommunications industry slowdown could materially and adversely affect our business and the business of our customers.

     *    We may be unable to manage our significant growth.

     * The loss, consolidation or financial instability of any of our limited number of customers could materially decrease revenues.

     * Restrictive covenants on our debt instruments may limit our ability to take actions that may be in our best interests.

     * We operate in an increasingly competitive industry and many of our competitors have significantly more resources than we do or have less debt than we do.

     * Technology changes may significantly reduce the demand for towers and wireless communications sites.

     * 2.5G/3G and other technologies, including digital terrestrial television, may not deploy or be adopted by customers as rapidly or in the manner projected.

     * Carrier consolidation or reduced carrier expansion may significantly reduce the demand for towers and wireless communication sites.

     * Network sharing and other agreements among our customers may act as alternatives to leasing sites from us.

     * We may not be able to construct or acquire new sites and towers in the locations that we desire.

     * Demand for our network services business is very volatile which causes our network services operating results to vary significantly for any particular period.

     * Future expansion of our business may require significant capital expenditures, and we may need additional financing which may not be available at such time.

     * We generally lease or sublease the land under our sites and towers and may not be able to maintain these leases at commercially viable rates. The loss of any of our ground leases could result in retirement obligations.

     * Extensive regulations, which could change at any time, govern our business and industry, and we could fail to comply with these regulations.

     * We could suffer from future claims if radio frequency emissions from equipment on our sites and towers are demonstrated to cause negative health effects.

     * Our international operations expose us to changes in foreign currency exchange rates.

     *    We are heavily dependent on our senior management.

     *    Disputes with customers and suppliers may adversely affect results.

     * Sales or issuances, including as dividends, of a substantial number of shares of our common stock could adversely affect the market price of our common stock.

     * The carrying value of our sites and related goodwill may be subject to impairment in the future if we are unable to add sufficient additional tenants to the sites.

Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential factors, which could affect Crown Castle's financial results, is included in Crown Castle's filings with the Securities and Exchange Commission.

[CROWN CASTLE LOGO] CROWN CASTLE INTERNATIONAL CORP.
                    CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND OTHER FINANCIAL DATA
                    (in thousands, except per share data)


                                                                    Three Months Ended                Year Ended
                                                                       December 31,                  December 31,
                                                               ----------------------------  ------------------------------
                                                                    2002           2001           2002           2001
                                                               --------------- ------------  --------------- --------------
 Net revenues:
       Site rental and broadcast transmission ..............   $    179,280    $    155,897  $    677,839    $    575,961
       Network services and other ..........................         48,681          82,289       223,694         322,990
                                                               ------------    ------------  ------------    ------------
            Total net revenues .............................        227,961         238,186       901,533         898,951
                                                               ------------    ------------  ------------    ------------
 Costs of operations:

       Site rental and broadcast transmission ..............         71,421          62,598       270,024         238,748
       Network services and other ..........................         39,215          59,237       176,175         228,485
                                                               ------------    ------------  ------------    ------------
            Total costs of operations ......................        110,636         121,835       446,199         467,233
                                                               ------------    ------------  ------------    ------------
 General and administrative ................................         22,241          24,721        94,222         102,539
 Corporate development .....................................          1,451           2,447         7,483          12,337
 Restructuring charges .....................................         10,538             164        17,147          19,416
 Asset write-down charges ..................................          8,550           8,912        55,796          24,922
 Non-cash general and administrative compensation charges ..          1,358           1,388         5,349           6,112
 Depreciation and amortization .............................         76,761         101,119       301,928         328,491
                                                               ------------    ------------  ------------    ------------
 Operating income (loss) ...................................         (3,574)        (22,400)      (26,591)        (62,099)
 Interest and other income (expense) .......................         48,089           2,374        66,418           8,548
 Interest expense and amortization of deferred
   financing costs .........................................        (71,736)        (78,523)     (302,570)       (297,444)
                                                               ------------    ------------  ------------    ------------
 Loss before income taxes and minority interests ...........        (27,221)        (98,549)     (262,743)       (350,995)
 Provision for income taxes ................................         (6,832)         (4,691)      (12,276)        (16,478)
 Minority interests ........................................           (849)            191         2,498           1,306
                                                               ------------    ------------  ------------    ------------
 Net loss ..................................................        (34,902)       (103,049)     (272,521)       (366,167)
 Dividends on preferred stock, net of gains on repurchases
   of preferred stock ......................................         30,672         (20,258)       19,638         (79,028)
                                                               ------------    ------------  ------------    ------------
 Net loss after deduction of dividends on preferred stock,
       net of gains on repurchases of preferred stock ......   $     (4,230)   $   (123,307) $   (252,883)   $   (445,195)
                                                               ============    ============  ============    ============
 Loss per common share - basic and diluted .................   $      (0.02)   $      (0.57) $      (1.16)   $      (2.08)
                                                               ============    ============  ============    ============
 Common shares outstanding - basic and diluted .............        215,138         216,744       218,028         214,246
                                                               ============    ============  ============    ============
 Adjusted EBITDA (before restructuring and asset write-down
  charges):
       Site rental and broadcast transmission ..............   $    101,009    $     84,070  $    374,491    $    301,903
       Network services and other (before corporate
            development expenses) ..........................         (5,925)          7,560       (13,379)         27,276
                                                               ------------     -----------   -----------     -----------
              Adjusted EBITDA before corporate development
                  expenses .................................         95,084          91,630       361,112         329,179
       Corporate development ...............................         (1,451)         (2,447)       (7,483)        (12,337)
                                                               ------------    ------------  ------------    ------------
Total Adjusted EBITDA ......................................   $     93,633          89,183  $    353,629    $    316,842
                                                               ============    ============  ============    ============

[Crown Castle Logo] CROWN CASTLE INTERNATIONAL CORP.
                    CONDENSED CONSOLIDATED BALANCE SHEET DATA
                    (in thousands)

                                                                                 December 31,    December 31,
                                                                                     2002            2001
                                                                                 ------------   -------------
 Cash and cash equivalents ................................................      $   516,172     $   804,602
 Liquid investments:
     Short-term ...........................................................          115,697          72,963
     Long-term ............................................................               --         128,500
 Property and equipment, net ..............................................        4,828,033       4,844,912
 Total assets .............................................................        6,892,601       7,375,458
 Total long-term debt .....................................................        3,226,960       3,423,097
 Redeemable preferred stock ...............................................          756,014         878,861
 Stockholders' equity .....................................................        2,208,498       2,364,648


                    CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS DATA (in thousands)


                                                                                     Three Months Ended
                                                                                        December 31,
                                                                                -------------------------
                                                                                    2002           2001
                                                                                -----------   -----------
 Cash flows from operating activities:
     Net loss ...............................................................   $ (34,902)     $ (103,049)
     Adjustments:
       Depreciation and amortization ........................................      76,761         101,119
       Amortization of deferred financing costs and discounts on
         long-term debt .....................................................      19,708          23,668
       Non-cash general and administrative compensation charges .............       1,358           1,388
       Asset write-down charges .............................................       8,550           8,912
       Equity in losses and write-downs of unconsolidated affiliates ........       1,398             274
       Gains on purchases of long-term debt .................................     (49,140)             --
       Minority interests ...................................................         849            (191)

       Changes in assets and liabilities ....................................     101,977          21,101
                                                                                ---------      ----------
           Net cash provided by operating activities ........................     126,559          53,222
                                                                                ---------      ----------
 Cash flows from investing activities:
     Capital expenditures ...................................................     (39,983)       (121,990)
     Other investing activities .............................................        (153)        317,842
 Cash flows from financing activities .......................................    (179,997)         20,380
 Effect of exchange rate changes on cash ....................................       4,427          (1,547)
                                                                                ---------      ----------
 Net increase (decrease) in cash and cash equivalents .......................     (89,147)        267,907
 Cash and cash equivalents at beginning of period ...........................     605,319         536,695
                                                                                ---------      ----------
 Cash and cash equivalents at end of period .................................     516,172      $  804,602
                                                                                =========      ==========

                        CROWN CASTLE INTERNATIONAL CORP.

     Towers & Tenants Fact Sheet

                                                Quarter Ended 3/31/02
                                              US       UK       AUS     Total
     Sites:
              Owned Towers                 10,540    3,125    1,157    14,702
              Managed Towers                   14        -      234       248
              Owned & Managed Sites        10,554    3,125    1,402    15,081
              Rooftop Sites                   159       51        -       210
     Total Sites                           10,713    3,176    1,402    15,291


     Site Activity:
              Beginning Sites              10,638    3,087    1,391    15,116
              Built                            75       89        9       173
              Acquired                          -        -        2         2
              Lost                              -        -        -         -
              Managed Sites Added               -        -        -         -
     Ending Sites                          10,713    3,176    1,402    15,291


                                                Quarter Ended 6/30/02
                                              US       UK       AUS     Total
     Sites:
              Owned Towers                 10,596    3,240    1,147    14,983
              Managed Towers                   14        -      255       269
              Owned & Managed Sites        10,610    3,240    1,402    15,252
              Rooftop Sites                   159       51        -       210
     Total Sites                           10,769    3,291    1,402    15,462


     Site Activity:
              Beginning Sites              10,713    3,176    1,402    15,291
              Built                            56      115        -       171
              Acquired                          -        -        -         -
              Lost                              -        -        -         -
              Managed Sites Added               -        -        -         -
     Ending Sites                          10,769    3,291    1,402    15,462


                                                Quarter Ended 9/30/02
                                              US       UK       AUS     Total
     Sites:
              Owned Towers                 10,621    3,309    1,148    15,078
              Managed Towers                   14        -      255       269
              Owned & Managed Sites        10,635    3,309    1,403    15,347
              Rooftop Sites                   159       51        -       210
     Total Sites                           10,794    3,360    1,403    15,557


     Site Activity:
              Beginning Sites              10,769    3,291    1,402    15,462
              Built                            25       69        -        94
              Acquired                          -        -        1         1
              Lost                                                          -
              Managed Sites Added               -        -        -         -
     Ending Sites                          10,794    3,360    1,403    15,557


                                                Quarter Ended 12/31/02
                                              US       UK       AUS     Total
     Sites:
              Owned Towers                 10,621    3,346    1,132    15,099
              Managed Towers                   14        -      255       269
              Owned & Managed Sites        10,635    3,346    1,387    15,368
              Rooftop Sites                   159       51        -       210
     Total Sites                           10,794    3,397    1,387    15,578


     Site Activity:
              Beginning Sites              10,794    3,360    1,403    15,557
              Built                             4       37        1        42
              Acquired                          -        -        4         4
              Lost                             (4)       -      (21)      (25)
              Managed Sites Added               -        -        -         -
     Ending Sites                          10,794    3,397    1,387    15,578

                                                Quarter Ended 3/31/02
                                              US       UK       AUS     Total
     Tenant Activity:
              Beginning Tenants            24,359    8,081    2,860    35,300
              Anchors on Builds                31       89        9       129
              New                             870      310       85     1,265
              Acquired                        -          -        2         2
     Ending Tenants                        25,260    8,480    2,956    36,696


                                                Quarter Ended 6/30/02
                                              US       UK       AUS     Total
     Tenant Activity:
              Beginning Tenants            25,260    8,480    2,956    36,696
              Anchors on Builds                30      115        -       145
              New                             524      264      112       900
              Acquired                        -          -        -         -
     Ending Tenants                        25,814    8,859    3,068    37,741


                                                Quarter Ended 9/30/02
                                              US       UK       AUS     Total
     Tenant Activity:
              Beginning Tenants            25,814    8,859    3,068    37,741
              Anchors on Builds                16       69        -        85
              New                             462      254       72       788
              Acquired                        -          -        -         -
     Ending Tenants                        26,292    9,182    3,140    38,614


                                                Quarter Ended 12/31/02
                                              US       UK       AUS     Total
     Tenant Activity:
              Beginning Tenants            26,292    9,182    3,140    38,614
              Anchors on Builds                 1       37        -        38
              New                             307      225      166       698
              Acquired                        -          -        -         -
     Ending Tenants                        26,600    9,444    3,306    39,350


                                               Quarter Ended 3/31/02
                                             US       UK       AUS     Total
     Tenants per Site                        2.4      2.7      2.1      2.4

     New Tenants per Site                   0.08     0.13     0.07     0.09
     Annualized                             0.34     0.50     0.27     0.36

     Pure Co-Lo's per Site                  0.08     0.10     0.06     0.08
     Annualized                             0.33     0.40     0.24     0.33


                                               Quarter Ended 6/30/02
                                             US       UK       AUS     Total
     Tenants per Site                        2.4      2.7      2.2      2.4

     New Tenants per Site                   0.05     0.12     0.08     0.07
     Annualized                             0.21     0.46     0.32     0.27

     Pure Co-Lo's per Site                  0.05     0.08     0.08     0.06
     Annualized                             0.20     0.33     0.32     0.24


                                               Quarter Ended 9/30/02
                                             US       UK       AUS     Total
     Tenants per Site                        2.4      2.7      2.2      2.5

     New Tenants per Site                   0.04     0.10     0.05     0.06
     Annualized                             0.18     0.38     0.21     0.22

     Pure Co-Lo's per Site                  0.04     0.08     0.05     0.05
     Annualized                             0.17     0.31     0.21     0.20

                                               Quarter Ended 12/31/02
                                             US       UK       AUS     Total
     Tenants per Site                        2.5      2.8      2.4      2.5

     New Tenants per Site                   0.03     0.08     0.12     0.05
     Annualized                             0.11     0.31     0.47     0.19

     Pure Co-Lo's per Site                  0.03     0.07     0.12     0.04
     Annualized                             0.11     0.27     0.47     0.18


                                               Quarter Ended 3/31/02
                                             US       UK       AUS     Total
     Avg Monthly Lease Rate per New
      Tenant
              Local Currency               1,479      750    1,080
              US Dollars                   1,479    1,070      558

     Assumed Broadband Rate, USD           1,500      650    1,000

     New Tenants                             870      310       85    1,265
     Broadband Equivalent New Tenants        858      510       47    1,415

     BBE Co-Lo's per Site                   0.08     0.17     0.03     0.09
     Annualized                             0.32     0.66     0.14     0.37

     BBE Adds from Escalations
     Total BBE Tenants Added
     Total BBE Co-Lo's Per Site
     Annualized

                                               Quarter Ended 6/30/02
                                           US       UK       AUS     Total
     Avg Monthly Lease Rate per New
      Tenant
              Local Currency               1,476      735    1,182
              US Dollars                   1,476    1,078      650

     Assumed Broadband Rate, USD           1,500      650    1,000

     New Tenants                             524      264      112      900
     Broadband Equivalent New Tenants        516      438       73    1,026

     BBE Co-Lo's per Site                   0.05     0.14     0.05     0.07
     Annualized                             0.19     0.55     0.21     0.27

     BBE Adds from Escalations
     Total BBE Tenants Added
     Total BBE Co-Lo's Per Site
     Annualized

                                               Quarter Ended 9/30/02
                                           US       UK       AUS    Total
     Avg Monthly Lease Rate per New
      Tenant
              Local Currency               1,547      769      594
              US Dollars                   1,547    1,192      324

     Assumed Broadband Rate, USD           1,500      650    1,000

     New Tenants                             462      254       72     788
     Broadband Equivalent New Tenants        476      466       23     966

     BBE Co-Lo's per Site                   0.04     0.14     0.02    0.06
     Annualized                             0.18     0.57     0.07    0.25

     BBE Adds from Escalations               186       20       31     237
     Total BBE Tenants Added                 662      486       54    1202
     Total BBE Co-Lo's Per Site             0.06     0.15     0.04    0.08
     Annualized                             0.25     0.59     0.16    0.31

                                              Quarter Ended 12/31/02
                                           US       UK       AUS    Total
     Avg Monthly Lease Rate per New
      Tenant
              Local Currency               1,467      651      986
              US Dollars                   1,467    1,025      550

     Assumed Broadband Rate, USD           1,500      650    1,000

     New Tenants                             307      225      166     698
     Broadband Equivalent New Tenants        300      355       91     746

     BBE Co-Lo's per Site                   0.03     0.11     0.07    0.05
     Annualized                             0.11     0.42     0.26    0.19

     BBE Adds from Escalations               127      257        -     384
     Total BBE Tenants Added                 427      612       91    1130
     Total BBE Co-Lo's Per Site             0.04     0.18     0.07    0.07
     Annualized                             0.16     0.73     0.26    0.29


     CROWN CASTLE INTERNATIONAL CORP.
     Towers & Tenants Fact Sheet
     Restricted and Unrestricted Subsidiaries

                                               Quarter Ended 3/31/02
                                         Restricted  Crown
                                           Group    Atlantic  UK      Total

     Sites:
            Owned Towers                   9,673    2,014    3,125    14,723
            Managed Towers                   269        -        -       269
            Owned & Managed Sites          9,942    2,014    3,125    15,081
            Rooftop Sites                    159        -       51       210
     Total Sites                          10,101    2,014    3,176    15,291


     Site Activity:
            Beginning Sites               10,018    2,011    3,087    15,116
            Built                             80        4       89       173
            Acquired                           2        -        -         2
            Converted
            Lost                               1       (1)       -         -
            Managed Sites Added                -        -        -         -
     Ending Sites                         10,101    2,014    3,176    15,291


                                               Quarter Ended 6/30/02
                                         Restricted  Crown
                                           Group    Atlantic  UK      Total

     Sites:
            Owned Towers                   9,723    2,020    3,240    14,983
            Managed Towers                   269        -        -       269
            Owned & Managed Sites          9,992    2,020    3,240    15,252
            Rooftop Sites                    159        -       51       210
     Total Sites                          10,151    2,020    3,291    15,462


     Site Activity:
            Beginning Sites               10,101    2,014    3,176    15,291
            Built                             50        6      115       171
            Acquired                           -        -        -         -
            Converted                                            -         -
            Lost                               -        -        -         -
            Managed Sites Added                -        -        -         -
     Ending Sites                         10,151    2,020    3,291    15,462


                                               Quarter Ended 9/30/02
                                         Restricted  Crown
                                           Group    Atlantic  UK      Total

     Sites:
            Owned Towers                   9,745    2,024    3,309    15,078
            Managed Towers                   269        -        -       269
            Owned & Managed Sites         10,014    2,024    3,309    15,347
            Rooftop Sites                    159        -       51       210
     Total Sites                          10,173    2,024    3,360    15,557
     Site Activity:
            Beginning Sites               10,151    2,020    3,291    15,462
            Built                             21        4       69        94
            Acquired                           1        -        -         1
            Converted                          -                 -         -
            Lost                               -        -        -         -
            Managed Sites Added                -        -        -         -
     Ending Sites                         10,173    2,024    3,360    15,557

                                               Quarter Ended 12/31/02
                                         Restricted  Crown
                                           Group    Atlantic  UK      Total

     Sites:
            Owned Towers                   9,733    2,020    3,346    15,099
            Managed Towers                   269        -        -       269
            Owned & Managed Sites         10,002    2,020    3,346    15,368
            Rooftop Sites                    159        -       51       210
     Total Sites                          10,161    2,020    3,397    15,578


     Site Activity:
            Beginning Sites               10,173    2,024    3,360    15,557
            Built                              5        -       37        42
            Acquired                           4        -        -         4
            Converted                          -        -        -         -
            Lost                             (21)      (4)       -       (25)
            Managed Sites Added                -        -        -         -
     Ending Sites                         10,161    2,020    3,397    15,578


                                                Quarter Ended 3/31/02
                                         Restricted  Crown
                                           Group    Atlantic   UK      Total

     Tenant Activity:
           Beginning Tenants               22,630    4,589    8,081    35,300
           Anchors on Builds                   40        -       89       129
           New                                816      139      310     1,265
           Acquired                             2        -        -         2
     Ending Tenants                        23,488    4,728    8,480    36,696


                                                Quarter Ended 6/30/02
                                         Restricted  Crown
                                           Group    Atlantic    UK     Total

     Tenant Activity:
           Beginning Tenants               23,488    4,728    8,480    36,696
           Anchors on Builds                   30        -      115       145
           New                                561       75      264       900
           Acquired                             -        -        -         -
     Ending Tenants                        24,079    4,803    8,859    37,741


                                                Quarter Ended 9/30/02
                                         Restricted  Crown
                                           Group    Atlantic    UK     Total

     Tenant Activity:
           Beginning Tenants               24,079    4,803    8,859    37,741
           Anchors on Builds                   16        -       69        85
           New                                400      134      254       788
           Acquired                             -        -        -         -
     Ending Tenants                        24,495    4,937    9,182    38,614


                                                Quarter Ended 12/31/02
                                         Restricted  Crown
                                           Group    Atlantic    UK     Total

     Tenant Activity:
           Beginning Tenants               24,495    4,937    9,182    38,614
           Anchors on Builds                    1        -       37        38
           New                                480       (7)     225       698
           Acquired                             -        -        -         -
     Ending Tenants                        24,976    4,930    9,444    39,350

                                               Quarter Ended 3/31/02
                                         Restricted  Crown
                                           Group    Atlantic    UK     Total

     Tenants per Site                        2.3      2.3      2.7      2.4

     New Tenants per Site                   0.08     0.07     0.13     0.09
     Annualized                             0.34     0.28     0.50     0.36

     Pure Co-Lo's per Site                  0.08     0.07     0.10     0.08
     Annualized                             0.33     0.28     0.40     0.33


                                               Quarter Ended 6/30/02
                                         Restricted  Crown
                                           Group    Atlantic    UK     Total

     Tenants per Site                        2.4      2.4      2.7      2.4

     New Tenants per Site                   0.06     0.04     0.12     0.07
     Annualized                             0.23     0.15     0.46     0.27

     Pure Co-Lo's per Site                  0.06     0.04     0.08     0.06
     Annualized                             0.22     0.15     0.33     0.24


                                               Quarter Ended 9/30/02
                                         Restricted  Crown
                                           Group    Atlantic    UK     Total

     Tenants per Site                        2.4      2.4      2.7      2.5

     New Tenants per Site                   0.04     0.07     0.10     0.06
     Annualized                             0.16     0.26     0.38     0.22

     Pure Co-Lo's per Site                  0.04     0.07     0.08     0.05
     Annualized                             0.16     0.27     0.31     0.20


                                               Quarter Ended 12/31/02
                                         Restricted  Crown
                                           Group    Atlantic    UK     Total

     Tenants per Site                        2.5       2.4      2.8      2.5

     New Tenants per Site                   0.05     (0.00)    0.08     0.05
     Annualized                             0.19     (0.01)    0.31     0.19

     Pure Co-Lo's per Site                  0.05     (0.00)    0.07     0.04
     Annualized                             0.19     (0.01)    0.27     0.18


     CROWN CASTLE INTERNATIONAL CORP.
     Summary Fact Sheet
     (in $ thousands)
                                               Quarter Ended 03/31/02
                                             US       UK     AUS    CCIC
    Revenues
       Site Rental                         101,796  53,455  5,013  160,264
       Services                             43,775  15,945    633   60,353
    Total Revenues                         145,571  69,400  5,646  220,617

    Operating Expenses
       Site Rental                          35,115  24,717  2,234   62,066
       Services                             31,185  12,139    401   43,725
    Total Operating Expenses                66,299  36,856  2,635  105,790

    General & Administrative
       Site Rental                           4,884   1,388  1,261    7,533
       Services                             13,916     339      -   14,255
    Total General & Administrative          18,800   1,727  1,261   21,788

    Operating Cash Flow
       Site Rental                          61,798  27,350  1,518   90,665
       Services                             (1,326)  3,467    232    2,373
    Total Pre-Overhead Cash Flow            60,472  30,817  1,750   93,038

    Corporate Overhead                       2,239     -      -      2,239
    Adjusted EBITDA                         58,233  30,817  1,750   90,799

                                               Quarter Ended 06/30/02
                                             US       UK     AUS    CCIC
    Revenues
       Site Rental                         103,373  62,409  6,170  171,952
       Services                             44,069   8,934    576   53,579
    Total Revenues                         147,442  71,343  6,746  225,531

    Operating Expenses
       Site Rental                          35,622  28,235  2,089   65,946
       Services                             35,339  10,150    358   45,847
    Total Operating Expenses                70,961  38,385  2,447  111,793

    General & Administrative
       Site Rental                           5,574   4,560  1,518   11,652
       Services                             15,294   1,786    -     17,080
    Total General & Administrative          20,868   6,346  1,518   28,732

    Operating Cash Flow
       Site Rental                          62,177  29,614  2,563   94,354
       Services                             (6,564) (3,002)   218   (9,348)
    Total Pre-Overhead Cash Flow            55,613  26,612  2,781   85,006

    Corporate Overhead                       1,733     -      -      1,733
    Adjusted EBITDA                         53,880  26,612  2,781   83,273


                                               Quarter Ended 09/30/02
                                             US       UK     AUS    CCIC
    Revenues
       Site Rental                         104,763  55,230  6,350  166,343
       Services                             41,228  19,226    627   61,081
    Total Revenues                         145,991  74,456  6,977  227,424

    Operating Expenses
       Site Rental                          39,707  28,743  2,141   70,591
       Services                             31,960  15,009    419   47,388
    Total Operating Expenses                71,667  43,752  2,560  117,979

    General & Administrative
       Site Rental                           5,037     924  1,328    7,289
       Services                             13,754     418    -     14,172
    Total General & Administrative          18,791   1,342  1,328   21,461

    Operating Cash Flow
       Site Rental                          60,019  25,563  2,881   88,463
       Services                             (4,486)  3,799    208     (479)
    Total Pre-Overhead Cash Flow            55,533  29,362  3,089   87,984

    Corporate Overhead                       2,060     -      -      2,060
    Adjusted EBITDA                         53,473  29,362  3,089   85,924


                                               Quarter Ended 12/31/02
                                               US       UK     AUS    CCIC
    Revenues
       Site Rental                         108,023  65,248  6,009  179,280
       Services                             27,651  20,372    658   48,681
    Total Revenues                         135,674  85,620  6,667  227,961

    Operating Expenses
       Site Rental                          37,080  31,888  2,453   71,421
       Services                             21,914  16,850    451   39,215
    Total Operating Expenses                58,994  48,738  2,904  110,636

    General & Administrative
       Site Rental                           4,797     392  1,661    6,850
       Services                             15,220     171    -     15,391
    Total General & Administrative          20,017     563  1,661   22,241

    Operating Cash Flow
       Site Rental                          66,146  32,968  1,895  101,009
       Services                             (9,483)  3,351    207   (5,925)
    Total Pre-Overhead Cash Flow            56,663  36,319  2,102   95,084

    Corporate Overhead                       1,451     -      -      1,451
    Adjusted EBITDA                         55,212  36,319  2,102   93,633

                                                 Quarter Ended 03/31/02
                                               US       UK       AUS     CCIC
    Gross Margins:
       Site Rental                             66%      54%      55%      61%
       Services                                29%      24%      37%      28%

    Operating Cash Flow Margins
       Site Rental                             61%      51%      30%      57%
       Services                                -3%      22%      37%       4%

    Adjusted EBITDA Margin                     40%      44%      31%      41%


                                                 Quarter Ended 06/30/02
                                               US       UK       AUS     CCIC
    Gross Margins:
       Site Rental                             66%      55%      66%      62%
       Services                                20%     -14%      38%      14%

    Operating Cash Flow Margins
       Site Rental                             60%      47%      42%      55%
       Services                               -15%     -34%      38%     -17%

    Adjusted EBITDA Margin                     37%      37%      41%      37%


                                                 Quarter Ended 09/30/02
                                               US       UK       AUS     CCIC
    Gross Margins:
       Site Rental                             62%      48%      66%      58%
       Services                                22%      22%      33%      22%

    Operating Cash Flow Margins
       Site Rental                             57%      46%      45%      53%
       Services                               -11%      20%      33%      -1%

    Adjusted EBITDA Margin                     37%      39%      44%      38%


                                                 Quarter Ended 12/31/02
                                               US       UK       AUS     CCIC
    Gross Margins:
       Site Rental                             66%      51%      59%      60%
       Services                                21%      17%      31%      19%

    Operating Cash Flow Margins
       Site Rental                             61%      51%      32%      56%
       Services                               -34%      16%      31%     -12%

    Adjusted EBITDA Margin                     41%      42%      32%      41%


     CROWN CASTLE INTERNATIONAL CORP.
     Summary Fact Sheet
     Restricted and Unrestricted Subsidiaries
    (in $ thousands)

                                               Quarter Ended 03/31/02
                                                        Crown
                                     Restricted   UK   Atlantic Other   CCIC
    Revenues
        Site Rental                     84,266  53,455  22,543   -    160,264
        Services                        37,982  15,945   6,426   -     60,353
    Total Revenues                     122,248  69,400  28,969   -    220,617

    Operating Expenses
        Site Rental                     28,530  24,717   8,819   -     62,066
        Services                        28,037  12,139   3,549   -     43,725
    Total Operating Expenses            56,567  36,856  12,368   -    105,790

    General & Administrative
        Site Rental                      5,586   1,388     559   -      7,533
        Services                        12,698     339   1,178    40   14,255
    Total General & Administrative      18,284   1,727   1,737    40   21,788

    Operating Cash Flow
        Site Rental                     50,150  27,350  13,165   -     90,665
        Services                        (2,753)  3,467   1,699   (40)   2,373
    Total Pre-Overhead Cash Flow        47,397  30,817  14,864   (40)  93,038

    Corporate Overhead                   2,239     -       -     -      2,239
    Adjusted EBITDA                     45,158  30,817  14,864   (40)  90,799

                                               Quarter Ended 06/30/02
                                                        Crown
                                     Restricted   UK   Atlantic Other   CCIC
    Revenues
        Site Rental                     86,491  62,409  23,052   -    171,952
        Services                        38,081   8,934   6,564   -     53,579
    Total Revenues                     124,572  71,343  29,616   -    225,531

    Operating Expenses
        Site Rental                     28,951  28,235   8,760   -     65,946
        Services                        31,076  10,150   4,621   -     45,847
    Total Operating Expenses            60,027  38,385  13,381   -    111,793

    General & Administrative
        Site Rental                      6,787   4,560     305   -     11,652
        Services                        14,517   1,786     688    89   17,080
    Total General & Administrative      21,304   6,346     993    89   28,732

    Operating Cash Flow
        Site Rental                     50,753  29,614  13,987   -     94,354
        Services                        (7,512) (3,002)  1,255   (89)  (9,348)
    Total Pre-Overhead Cash Flow        43,241  26,612  15,242   (89)  85,006

    Corporate Overhead                   1,733     -       -     -      1,733
    Adjusted EBITDA                     41,508  26,612  15,242   (89)  83,273


                                               Quarter Ended 09/30/02
                                                        Crown
                                     Restricted   UK   Atlantic Other   CCIC
    Revenues
        Site Rental                     87,300  55,230  23,813   -    166,343
        Services                        34,658  19,226   7,197   -     61,081
    Total Revenues                     121,958  74,456  31,010   -    227,424

    Operating Expenses
        Site Rental                     32,380  28,743   9,468   -     70,591
        Services                        29,082  15,009   3,297   -     47,388
    Total Operating Expenses            61,462  43,752  12,765   -    117,979

    General & Administrative
        Site Rental                      5,943     924     422          7,289
        Services                        12,356     418     906   492   14,172
    Total General & Administrative      18,299   1,342   1,328   492   21,461

    Operating Cash Flow
        Site Rental                     48,977  25,563  13,923         88,463
        Services                        (6,780)  3,799   2,994  (492)    (479)
    Total Pre-Overhead Cash Flow        42,197  29,362  16,917  (492)  87,984

    Corporate Overhead                   2,060     -       -     -      2,060
    Adjusted EBITDA                     40,137  29,362  16,917  (492)  85,924



                                              Quarter Ended 12/31/02
                                                        Crown
                                   Restricted   UK   Atlantic   Other   CCIC
    Revenues
        Site Rental                   89,684  65,248  24,348     -    179,280
        Services                      22,663  20,372   5,646     -     48,681
    Total Revenues                   112,347  85,620  29,994     -    227,961

    Operating Expenses
        Site Rental                   29,898  31,888   9,635     -     71,421
        Services                      19,991  16,850   2,374     -     39,215
    Total Operating Expenses          49,889  48,738  12,009     -    110,636

    General & Administrative
        Site Rental                    6,006     392     452     -      6,850
        Services                      12,758     171   1,015   1,447   15,391
    Total General & Administrative    18,764     563   1,467   1,447   22,241

    Operating Cash Flow
        Site Rental                   53,780  32,968  14,261     -    101,009
        Services                     (10,086)  3,351   2,257  (1,447)  (5,925)
    Total Pre-Overhead Cash Flow      43,694  36,319  16,518  (1,447)  95,084

    Corporate Overhead                 1,451     -       -       -      1,451
    Adjusted EBITDA                   42,243  36,319  16,518  (1,447)  93,633

                                                Quarter Ended 03/31/02
                                                        Crown
                                       Restricted  UK  Atlantic Other   CCIC
    Gross Margins:
        Site Rental                        66%    54%    61%    -      61%
        Services                           26%    24%    45%    -      28%

    Operating Cash Flow Margins
        Site Rental                        60%    51%    58%    -      57%
        Services                           -7%    22%    26%    -       4%

    Adjusted EBITDA Margin                 37%    44%    51%     N/A   41%


                                                Quarter Ended 06/30/02
                                                        Crown
                                       Restricted  UK  Atlantic Other   CCIC
    Gross Margins:
        Site Rental                        67%    55%    62%    -      62%
        Services                           18%   -14%    30%    -      14%

    Operating Cash Flow Margins
        Site Rental                        59%    47%    61%    -      55%
        Services                          -20%   -34%    19%    -     -17%

    Adjusted EBITDA Margin                 33%    37%    51%     N/A   37%


                                                Quarter Ended 09/30/02
                                                        Crown
                                       Restricted  UK  Atlantic Other   CCIC
    Gross Margins:
        Site Rental                        63%    48%    60%    -      58%
        Services                           16%    22%    54%    -      22%

    Operating Cash Flow Margins
        Site Rental                        56%    46%    58%    -      53%
        Services                          -20%    20%    42%    -      -1%

    Adjusted EBITDA Margin                 33%    39%    55%     N/A   38%


                                                Quarter Ended 12/31/02
                                                        Crown
                                       Restricted  UK  Atlantic Other   CCIC
    Gross Margins:
        Site Rental                        67%    51%    60%    -      60%
        Services                           12%    17%    58%    -      19%

    Operating Cash Flow Margins
        Site Rental                        60%    51%    59%    -      56%
        Services                          -45%    16%    40%    -     -12%

    Adjusted EBITDA Margin                 38%    42%    55%     N/A   41%


     Contacts:  W. Benjamin Moreland, CFO
                Jay Brown, VP Finance
                Crown Castle International Corp.
                713-570-3000

                Ken Dennard / kdennard@drg-e.com
                Lisa Elliott / lelliott@drg-e.com

                DRG&E
                713-529-6600